FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is made as of the 19th day of April, 2004, by and among American Payment Holdco, Inc., a Delaware corporation ("Holdco"), CheckFree Corporation, a Delaware corporation ("CheckFree"), UIL Holdings Corporation, a Connecticut corporation (the "Parent") and United Resources, Inc., a Connecticut corporation (the "Seller" and together with the Parent, the "Seller Entities").

         WHEREAS, the Seller Entities and CheckFree previously entered into a Stock Purchase Agreement, dated as of December 16, 2003 (the "Agreement");

         WHEREAS, CheckFree assigned all of its rights and obligations under the Agreement to Holdco upon the terms and subject to the limitations set forth in that certain Assignment Agreement dated as of February 19, 2004;

         WHEREAS, unless otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the meanings set forth in the Agreement; and

         WHEREAS, Seller Entities and Buyer wish to amend the Agreement pursuant to the terms of this Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller Entities, CheckFree and Holdco hereby agree as follows:

         1.  CERTAIN EMPLOYMENT RELATED MATTERS.

         (a) Section 5(k) of the Agreement is hereby amended and restated in its entirety as follows:

                  (K) AMENDMENT OR CANCELLATION OF CERTAIN AGREEMENTS. The Company and the Seller Entities shall use their best efforts to have caused, at or before Closing, each of Donna Estelle and Corey Stone to cancel his or her existing employment/severance agreement, to relinquish any rights he or she might have under the UIL Holdings Corporation Change in Control Severance Plan, and to enter into a new employment/severance agreement, in form and substance reasonably satisfactory to the Buyer; PROVIDED, HOWEVER, that if the Company and the Seller Entities are unable, despite their best efforts, to cause any such individual to cancel his or her existing employment/severance agreement, to relinquish any rights he or she might have under the UIL Holdings Corporation Change in Control Severance Plan, and to enter into a new employment/severance agreement, in form and substance reasonably satisfactory to the Buyer, the Seller Entities shall satisfy any termination liabilities associated therewith prior to the Closing. The Buyer and the Seller Entities agree that the Seller Entities shall cause the Company. to exercise its rights to terminate the employment of Paul Rocheleau ("Rocheleau"), effective April 20, 2004, in accordance with its current employment agreement with Rocheleau. The Parties hereby agree that any Termination Liabilities (as defined herein) associated with such termination shall be allocated as follows: $230,000 shall be borne by the Buyer which shall deliver immediately available funds to the Seller in such amount at the Closing; and, the balance of such Termination Liabilities shall be borne by the Seller Entities. "Termination Liabilities" shall mean all amounts due and owing to Rocheleau under the terms of his employment agreement as a result of a termination without cause. The Seller Entities shall also be liable for all amounts, if any, due and owing to Rocheleau under the terms of the American Payment Systems, Inc. 2001 Phantom Stock Plan and/or The United Illuminating Company Supplemental Employee Retirement Plan.

         2. MISCELLANEOUS. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof. Except as modified by this Amendment, the Agreement shall remain unchanged and Seller Entities and Buyer hereby ratify and confirm the Agreement as modified by this Amendment. This Amendment shall not be modified or amended except in a written document signed by the parties. This Amendment shall be governed and interpreted in accordance with the laws of the State of New York. All notices, requests, demands or other communications in connection with this Amendment shall be delivered as provided in the Agreement. This Amendment may be executed in more than one counterpart, each of which, when taken together, shall be deemed to be one instrument. This Amendment may be executed and delivered by facsimile transmission.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                              CHECKFREE CORPORATION

                             By: /s/ Mark A. Johnson
                                ----------------------
                             Name: Mark A. Johnson
                             -------------------------
                             Title: Vice Chairman
                             -------------------------


                             AMERICAN PAYMENT HOLDCO, INC.

                             By: /s/ Mark A. Johnson
                                -----------------------
                             Name: Mark A. Johnson
                             --------------------------
                             Title: President
                             --------------------------


                             UIL HOLDINGS CORPORATION

                             By: /s/ Louis J. Paglia
                                -----------------------
                             Name: Louis J. Paglia
                             --------------------------
                             Title: EVP & CFO
                             --------------------------


                             UNITED RESOURCES, INC.

                             By: /s/ Louis J. Paglia
                                -----------------------
                             Name: Louis J. Paglia
                             --------------------------
                             Title: CFO
                             --------------------------